Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-214320) of the combined financial statements of the automotive seating and interiors business of Johnson Controls International plc of our report dated November 29, 2016 relating to the combined financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
November 29, 2016